UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report September 20, 2006

Date of earliest event reported September 17, 2006

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street, Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On September 17, 2006, Smithfield Foods, Inc. (“Smithfield”), Premium Standard Farms, Inc. (“PSF”) and KC2 Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Smithfield, entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of PSF by Smithfield.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of all parties, Merger Sub will be merged with and into PSF. Upon effectiveness of the merger, each outstanding share of common stock of PSF, other than shares owned by Smithfield or PSF and any dissenting shares, will be converted into the right to receive a combination of (i) 0.6780 of a share of Smithfield common stock and (ii) $1.25 in cash without interest. Under limited circumstances, Smithfield may increase by up to $1.00 in cash the ratio of cash to common stock in the merger consideration. The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Consummation of the merger is subject to various customary conditions, including adoption of the Merger Agreement by PSF’s stockholders and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Merger Agreement contains customary covenants, including covenants providing for the parties to use reasonable best efforts to cause the closing of the merger to be completed and to obtain the necessary regulatory approvals. The Merger Agreement also requires PSF to call and hold a meeting of its stockholders to adopt the Merger Agreement as soon as reasonably practicable and prohibits PSF from taking various actions that could reasonably be expected to facilitate a competing takeover proposal for PSF.

The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, generally including a competitive takeover proposal by a third party or a change in the PSF board’s recommendation of the merger to their stockholders, PSF may be required to pay Smithfield a termination fee of $27,381,000. Smithfield has agreed to pay PSF a $100 million termination fee if the Merger Agreement is terminated due to a failure to obtain the requisite antitrust clearance.

The foregoing description of the Merger Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement and Voting Agreement (described below) each contain representations and warranties made by and to the parties thereto as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the respective agreements and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the agreements. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Voting Agreement

In connection with the execution of the Merger Agreement, ContiGroup Companies, Inc. (the “Stockholder”), owner of 38.8% of PSF’s outstanding common stock, entered into a Voting Agreement, dated as of September 17, 2006 (the “Voting Agreement”), with Smithfield and PSF, pursuant to which, among other things, the Stockholder agreed to vote its shares in favor of the adoption of the Merger Agreement and against any takeover bid by a third party. The Stockholder’s agreement to vote its shares of PSF common stock as described above is subject to limitations if the PSF board of directors changes its recommendation with respect to the merger in connection with a competitive takeover bid by a third party, in which case the Stockholder is required to vote in favor of the merger only a number of shares equal to 32% of the outstanding shares of PSF common stock, with the remaining shares being required to be voted proportionate to the manner in which all other shares of PSF common stock not beneficially owned by the Stockholder are voted at the special meeting to approve the Merger Agreement.

In the event the Merger Agreement is terminated under circumstances in which a termination fee is or may be payable by PSF to Smithfield, the Stockholder will share with Smithfield 50% of its net profit from any transfer by the Stockholder of its PSF common stock (including any transfer or conversion in a business combination) within 12 months after the termination of the Merger Agreement. The Voting Agreement prohibits the Stockholder from taking various actions that could reasonably be expected to facilitate a competing takeover proposal for PSF. In the Voting Agreement, Smithfield also agreed to grant to the Stockholder piggy-back registration rights in respect of the Smithfield common stock it receives in the merger.

Certain directors of PSF are affiliates of the Stockholder. Smithfield has an unrelated business relationship with the Stockholder relating to their formation of the Five Rivers Ranch Cattle Feeding LLC that is described in Smithfield’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information About this Transaction

This communication is being made in respect of the proposed merger transaction involving Smithfield Foods, Inc., Premium Standard Farms, Inc. and KC2 Merger Sub, Inc. In connection with the proposed transaction, Smithfield will file with the SEC a registration statement on Form S-4 and PSF will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to PSF’s stockholders. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Smithfield and PSF, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia, Attention: Investor Relations (212) 758-2100, or to PSF, 805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105 Attention: Investor Relations (816) 472-7675.

Smithfield, PSF and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Smithfield’s directors and executive officers is available in Smithfield’s proxy statement for its 2006 annual meeting of stockholders and Smithfield’s 2006 Annual Report on Form 10-K, which were filed with the SEC on July 31, 2006 and June 30, 2006, respectively, and information regarding PSF’s directors and executive officers is available in PSF’s proxy statement for its 2006 annual meeting of stockholders and PSF’s 2006 Annual Report on Form 10-K, which were filed with the SEC on July 21, 2006 and May 31, 2006, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This filing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Smithfield Foods, Inc.’s and Premium Standard Farms, Inc.’s management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the risk that governmental approvals of the transaction will not be obtained on the proposed terms and schedule or at all or will only be obtained following the imposition of adverse conditions; the failure to obtain stockholder approval; the risks that Smithfield’s and PSF’s businesses will not be integrated successfully; the risk that Smithfield and PSF will not realize estimated cost savings and synergies; costs relating to the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the availability and pricing of hogs, feed and other products necessary to our business; fluctuations in pricing of our products, the competitive environment and related market conditions; increased regulation and related litigation; possible effects on products of disease outbreaks; access to capital; and actions of domestic and foreign governments. Additional factors that could cause Smithfield’s and PSF’s results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of Smithfield and the 2006 Annual Report on Form 10-K of PSF filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Neither Smithfield nor PSF undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of September 17, 2006, among Smithfield Foods, Inc., KC2 Merger Sub, Inc. and Premium Standard Farms, Inc.*

99.1	Voting Agreement, dated as of September 17, 2006, among Smithfield Foods, Inc., ContiGroup Companies, Inc. and Premium Standard Farms, Inc.

*	Pursuant to Rule 601(b)(2) of Regulation S-K, Smithfield agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

(Registrant)

Date: September 20, 2006	By:	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 17, 2006, among Smithfield Foods, Inc., KC2 Merger Sub, Inc. and Premium Standard Farms, Inc.

99.1	Voting Agreement, dated as of September 17, 2006, among Smithfield Foods, Inc., ContiGroup Companies, Inc. and Premium Standard Farms, Inc.